SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐   Soliciting Material Pursuant to Rule 14a-12

SUN HEALTHCARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California 92612

April 9, 2005

Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2005 Annual Meeting of Stockholders of Sun Healthcare Group, Inc. The meeting will be held on Thursday, May 19, 2005 at The Waldorf Astoria, 301 Park Avenue, New York, NY 10022 at 9:00 a.m., local time.

     The business to be conducted at the meeting is outlined in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign, date and promptly return the accompanying proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

     We look forward to seeing you on May 19.

Sincerely,

/s/ Richard K. Matros
Richard K. Matros
Chairman of the Board
and Chief Executive Officer

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005

To the Stockholders of Sun Healthcare Group, Inc.:

     The 2005 Annual Meeting of Stockholders of Sun Healthcare Group, Inc., a Delaware corporation, will be held on Thursday, May 19, 2005 at The Waldorf Astoria, 301 Park Avenue, New York, NY 10022 at 9:00 a.m., local time, to consider and vote on the following matters described in the attached proxy statement:
1.	To elect the Board of Directors;

2.	To approve the Audit Committee's intended appointment of Ernst & Young LLP as independent public accountants of Sun for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before Sun's Annual Meeting, or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determining stockholders entitled to receive notice of and to vote at the meeting and at any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed envelope. If you attend the Annual Meeting and wish to vote your own shares in person, you may withdraw your proxy at that time.

For the Board of Directors,

/s/ Michael T. Berg
Michael T. Berg
Assistant Secretary

April 9, 2005

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612
______________

PROXY STATEMENT
______________

Introduction

     This Proxy Statement is furnished by the Board of Directors of Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 19, 2005 at The Waldorf Astoria, 301 Park Avenue, New York, NY 10022 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. This Proxy Statement, the attached Notice of Annual Meeting and the accompanying proxy card are first being mailed to Sun's stockholders on or about April 9, 2005.

Proxy Procedures

     The persons named to serve as proxy holders were selected by the Board of Directors of Sun. If a proxy card is properly executed and returned before the Annual Meeting, and not revoked, all shares represented thereby will be voted at the Annual Meeting, including any adjournments thereof. If a proxy card specifies the manner in which shares are to be voted, the shares will be voted in accordance with such specifications. If no such specification is made on a proxy card that is signed and returned, such shares will be voted as recommended in this Proxy Statement by the Board of Directors. As to any other business that may properly come before the meeting, the persons named in the accompanying proxy card will vote the shares in accordance with their best judgment. Sun does not presently know of any other business to come before the meeting.

     Execution of a proxy card will not in any way affect a stockholder's right to attend the meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Sun an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Sun will pay the cost of solicitation of proxies. In addition, Sun may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial holders of stock held of record by such persons. Although it is contemplated that proxies will be solicited primarily through the mail, Sun may use its directors, officers and employees, without additional compensation, to conduct solicitation by telephone, facsimile and other means.

Outstanding Shares and Voting Rights

     At the close of business on March 31, 2005, there were outstanding 15,329,138 shares of Sun's common stock, par value $.01 per share (the "Common Stock"). Only the holders of Common Stock on March 31, 2005, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon. The presence in person or by proxy of a majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes (defined below) will be counted as present for quorum purposes.

     The persons appointed by Sun to act as election inspectors for the Annual Meeting will count votes cast by proxy or in person at the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions and "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker votes on some matters on a proxy card but not on others because the broker does not have discretionary power to vote on a particular matter. Abstentions with respect to any proposal (other than the election of directors) will have the effect of votes "against" that proposal.  Broker non-votes, however, do not constitute votes "for" or "against" any matter proposed for consideration at the Annual Meeting of Stockholders and thus will be disregarded and have no effect in the calculation of "votes cast" with respect to such matters and, accordingly, will not affect the outcome of the vote.

     Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. In order to approve any other proposals at the Annual Meeting, holders of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote must vote in favor of the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The Board of Directors currently is comprised of six members. Upon recommendation by the Nominating Committee, the Board of Directors has nominated for election at the 2005 Annual Meeting Gregory S. Anderson, Tony M. Astorga, Christian K. Bement, Steven M. Looney, Richard K. Matros, and Milton J. Walters, all of whom are currently serving on the Board as directors. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. There are no family relationships among any directors, executive officers or nominees. Each of the directors who is elected will serve until the 2006 Annual Meeting or until his successor, if any, is elected.

     The Board of Directors knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve at the time the election occurs, the shares represented by all valid proxies received may be voted for a substitute nominee designated by the Board or the Board may reduce the number of directors. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, any vacancy so arising may be filled by the Board. A director appointed by the Board to fill a vacancy shall serve for the remainder of the full term of the director as to whom the vacancy occurred or for the term as to which the new directorship was created.

     The Board of Directors has determined that each of the current directors and nominees other than Mr. Matros is "independent" under the applicable rules of the National Association of Securities Dealers ("NASD"). The following sets forth certain biographical information for each of the persons nominated for election at the 2005 Annual Meeting. Directors' ages are as of the date of the Annual Meeting.

     Gregory S. Anderson, age 48, has served as a member of our Board of Directors since November 2001. Mr. Anderson has served as the Chairman, President and Chief Executive Officer of Valley Commerce Bank Corporation and Valley Commerce Bank since 2004. He served as President and Chief Executive Officer of Glendora Holdings, LLC, an operator of long-term care facilities and medical imaging centers, from 2002 to 2004. He served as President and Chief Executive Officer of Quality Care Solutions, Inc., a publicly held provider of software and services for the healthcare industry, from 1998 to 2002. Prior to 1998 Mr. Anderson was in the venture capital business. From 1993 to 1998 he was President of Anderson & Wells Co., the venture capital manager of Sundance Venture Partners and El Dorado Investment Co. Mr. Anderson currently serves on the board of directors of Hawaiian Airlines, Inc., a publicly held airline (which commenced bankruptcy proceedings in March 2003) and Valley Commerce Bank.

     Tony M. Astorga, age 59, has served as a member of our Board of Directors since May 2004. He has served as the Senior Vice President and Chief Financial Officer of Blue Cross and Blue Shield of

 Arizona, a health insurance company, since 1988. From 1976 to 1987 he was a partner in the firm of Astorga, Maurseth & Co., P.C., a certified public accounting firm. Mr. Astorga previously served on the Board of Directors of Regency Health Services, Inc., a publicly held long-term care operator and currently serves on the Board of Directors of the Boy Scouts of America-Grand Canyon Council, Phoenix Art Museum and Valley of the Sun United Way.

     Christian K. Bement, age 63, has served as a member of our Board of Directors since May 2004. He has served as the President and Chief Executive Officer of Earl Scheib, Inc., a publicly held chain of auto paint shops, since 1999.  From 1995 to 1998, he served as Executive Vice President and Chief Operating Officer of Earl Scheib, Inc.  He previously served on the board of directors and as an officer of Thrifty Corporation, an operator of drug stores and sporting goods stores, as Executive Vice President from 1990 to 1994 and as Senior Vice President of Industrial Relations from 1985 to 1990.  Mr. Bement has served on the board of directors of Earl Scheib, Inc. since 1997, and is one of the founders and has served on the board of directors of the 1st Century Bank located in Century City, California since 2004.

     Steven M Looney, age 55, has served as a member of our Board of Directors since May 2004. He has served as the Managing Director of Peale Davies & Company Inc., a mergers and acquisitions and strategic advisory boutique, since February 2005. He was the Chief Financial Officer of Pinkerton Computer Consultants Inc., an information technology firm, from 2000 to January 2005. Mr. Looney has served as a Director of WH Industries Inc., a precision metal parts manufacturing company, since 1992 and as Chief Financial Officer of that firm from 1992 through 1999. From 1990 to 1997, he served as a director of Computers at Work Ltd, a hand-held computer consulting firm. Mr. Looney is a Director Nominee for Tranmit, PLC.

     Richard K. Matros, age 51, has been our Chairman of the Board and Chief Executive Officer since November 2001. Mr. Matros served as Chief Executive Officer and President of Bright Now! Dental from 1998 to 2000. He served Regency Health Services, Inc., a publicly held long-term care operator, as Chief Executive Officer from 1995 to 1997, as President and a director from 1994 to 1997, and as Chief Operating Officer from 1994 to 1995. He served Care Enterprises, Inc. as Chief Executive Officer during 1994, as President, Chief Operating Officer and a director from 1991 to 1994, and as Executive Vice President - Operations from 1988 to 1991. Mr. Matros currently serves on the board of directors of Bright Now! Dental and Meridian Neurocare, LLC.

     Milton J. Walters, age 62, has served as a member of our Board of Directors since November 2001. Mr. Walters has served with investment banking companies for over 30 years, including: Tri-River Capital since 1999 and from 1988 to 1997, as President; Prudential Securities from 1997 to 1999, most recently as Managing Director; Smith Barney from 1984 to 1988, most recently as Senior Vice President and Managing Director; Warburg Paribas Becker from 1965 to 1984, most recently as Managing Director. He currently serves on the Board of Directors of Decision One Corporation, Fredericks of Hollywood and Quest Products Corporation.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote "FOR" the election of each nominee for director as proposed.

Board Meetings and Committees of the Board

     During 2004, the Board of Directors held 13 meetings and took action by written consent in lieu of a meeting five times. To assist in the discharge of its responsibilities, the Board of Directors maintained five standing committees during 2004: Audit, Compensation, Nominating, Executive, and Compliance. The members of these standing committees are elected by the Board of Directors and serve at the pleasure of the Board. None of the incumbent directors attended fewer than 75% of the total meetings of the Board of Directors and committees on which he served during 2004. Sun encourages its directors to attend its annual meetings of stockholders, and each of our current directors attended our 2004 Annual Meeting of Stockholders.

     Audit Committee. The Audit Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Audit Committee oversees Sun's accounting and financial reporting processes. The Audit Committee held eight meetings during 2004. All of the members are non-employee directors and are "independent" in accordance with the requirements of the NASD and Rule 10A-3 under the Exchange Act. The Audit Committee is currently comprised of Mr. Walters (Chair), Mr. Anderson, Mr. Astorga, Mr. Bement, and Mr. Looney.

     Compensation Committee. The Compensation Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Compensation Committee reviews the compensation of Sun's senior officers, including salaries, bonuses, stock options and any other forms of equity-based compensation, reviews recommendations to the Board concerning the compensation of the directors and performs such other functions as the Board may direct. The Compensation Committee also administers Sun's stock option plans. In 2004, the Compensation Committee held four meetings and took action by written consent in lieu of a meeting three times. All of the members are non-employee directors and are "independent" in accordance with the requirements of the NASD. The Compensation Committee is currently comprised of Mr. Walters (Chair), Mr. Bement and Mr. Looney.

     Nominating Committee. The Nominating Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Nominating Committee recommends to the Board candidates to be nominees for election to the Board at annual meetings of stockholders and candidates for appointment to the committees of the Board. Criteria the Nominating Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the NASD. While the Nominating Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to Sun's affairs; (e) each director should represent the long-term interests of Sun's stockholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience. The Nominating Committee will consider written proposals from shareholders for nominees to the Board of Directors. Nominations must be submitted to the Nominating Committee, c/o the Corporate Secretary, no later than 120 days prior to the anniversary of the previous year's annual meeting, and must include the following:
-

all information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, under Regulation 14A under the Securities Exchange Act of 1934, as amended;

-	a statement of the proposed nominee's qualifications, taking into account the principles used by the Nominating Committee in evaluating possible candidates, as described above;
-	the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
-	a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of Sun;
-	the name and address of the nominating stockholder;

-	the class and number of shares of Sun stock which are owned beneficially and/or of record by the stockholder;
-

representation that the stockholder is a holder of record of Sun stock entitled to vote at the applicable meeting and intends to appear in person or by proxy at the meeting to propose the nomination; and

-	detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee.

     Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a stockholder), as well as the overall composition of the board, and recommend the slate of directors to be nominated for election at the next annual meeting of stockholders. The Nominating Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees. In 2004, the Nominating Committee held two meetings and took action by written consent in lieu of a meeting once. All of the members are non-employee directors and are "independent" in accordance with the requirements of the NASD. The Nominating Committee is currently comprised of Mr. Bement (Chair), Mr. Anderson, and Mr. Astorga.

     Executive Committee. The Executive Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Executive Committee assists the Board in fulfilling its responsibilities in an efficient and timely manner during the interval between regular meetings of the full Board. In performing this role, the Committee is empowered to exercise all powers and authority of the Board if Board action is needed during the interval between meetings of the Board, provided that the Committee may not take any action which (i) would require the approval of Sun's stockholders, (ii) would be in contravention of the powers that a committee may exercise pursuant to the Delaware General Corporation Law, (iii) pertains to the specific duties or responsibilities of the Audit Committee, the Compensation Committee or the Nominating Committee, or (iv) is in contravention of specific directions given by the full Board. In 2004, the Executive Committee took action by written consent in lieu of a meeting three times. The Executive Committee is currently comprised of Mr. Anderson (Chair), Mr. Looney and Mr. Matros.

     Compliance Committee. The Compliance Committee operates under a written charter that is available for viewing on Sun's web site at www.sunh.com. As more fully described in its charter, the Compliance Committee assists the Board in ensuring the ongoing commitment of Sun to compliance with applicable laws, regulations, professional standards, industry guidelines and Sun's policies and procedures. In 2004, the Compliance Committee held three meetings. The Compliance Committee is currently comprised of Mr. Anderson (Chair), Mr Astorga and Mr. Bement.

Additional Corporate Governance Matters

     Stockholders may send written communications to Sun's Board of Directors c/o Sun's Corporate Secretary at 18831 Von Karman, Suite 400, Irvine, California 92612.  All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board of Directors.  The Chairman will distribute the correspondence to the other Board members if he determines it is appropriate for the Board to review.

     Sun has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Financial Officer, and Corporate Controller, and other financial personnel. The Code of Ethics is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The code of ethics is available on Sun's website at www.sunh.com. If Sun makes any substantive amendments to the Code of Ethics or grants any waiver, including any implicit waiver, from a provision of the code to its Chief Executive Officer, Chief Financial Officer or Corporate Controller, it will disclose the nature of such amendment or waiver on its website.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee intends to appoint the firm of Ernst & Young LLP ("Ernst & Young") as the independent public accountants to audit the accounts of Sun and its subsidiaries for the year ending December 31, 2005. Although Sun's Bylaws do not require stockholder ratification of the selection of its independent accountants, as a matter of good corporate practice, the Board is submitting the Audit Committee's intended selection of accountants for stockholder ratification. However, even if the stockholders ratify Sun's selection, the Audit Committee, in its discretion, may still appoint a different independent public accountant if it believes that such a change would be in the best interests of Sun and its stockholders.

     A representative of Ernst & Young is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote "FOR" the ratification of the selection of Ernst & Young LLP as proposed.

Audit And Related Fees

     The table below shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young for fiscal years 2004 and 2003. During 2004 and 2003, our Audit Committee determined that the provision by Ernst & Young of non-audit services was compatible with maintaining the audit independence of Ernst & Young. The following table summarizes our principal accounting fees and services incurred for the years ended December 31, (in thousands):

Services	2004	2003

Audit Fees	$ 2,515	$ 1,391
Audit Related Fees	-	-
Tax Fees	-	14
All Other Fees	522	356
Total	$ 3,037	$ 1,761
	========	=========

     Audit Fees. This category includes the fees for the examination of our consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements, statutory audits and $1.0 million in fees in 2004 for the preparation of the report on management's assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit Related Fees. None.

     Tax Fees. Tax fees include the fees related to consultation on federal, state and local income, franchise and other tax-related matters.

     All Other Fees. This category includes fees associated with services provided for medical risk and quality compliance.

     Audit Committee Pre-Approval Policies and Procedures. The Charter for the Audit Committee of our Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent public accountants. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in our periodic public reports. The Committee can delegate the pre-approval of non-auditing services to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting. The charter prohibits Sun from retaining our independent public accountants to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation, (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (iii) actuarial services; and (iv) internal audit outsourcing services. The Audit Committee pre-approved all of the non-audit services provided by our independent public accountants in 2004.

Audit Committee Report

     The Audit Committee operates under a written charter that was amended and restated by the Board in February 2004 and which is available at Sun's web site www.sunh.com. The Audit Committee of the Board is currently comprised of the five independent directors listed below.

     As more fully described in its charter, the Audit Committee oversees Sun's accounting and financial reporting processes on behalf of the Board. Sun's management is responsible for the preparation, presentation and integrity of Sun's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Sun's independent auditors, Ernst & Young, are responsible for performing an audit of Sun's consolidated financial statements and internal control over financial reporting and express opinions on the conformity of the financial statements to generally accepted accounting principles in the United States and on the internal control over financial reporting, all in accordance with the standards of the Public Company Accounting Oversight Board (United States). Sun's internal auditors are responsible for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

     In this context, the Audit Committee regularly meets and holds discussions with management, Ernst & Young and the internal auditors concerning Sun's quarterly and annual consolidated financial statements and internal control over financial reporting. The Committee also reviews and approves Ernst & Young's audit and non-audit fees.

     For the year ended December 31, 2004, the Audit Committee (i) reviewed and discussed the audited financial statements with management, which represented that Sun's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, (ii) discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee, as amended by Statement on Auditing Standards No. 90), including the quality of Sun's accounting principles, the reasonableness of significant adjustments and the clarity of disclosures in the financial statements, with Ernst & Young, (iii) received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1

(Independence Discussions with Audit Committees), and discussed with Ernst & Young that firm's independence from Sun and its management, and (iv) reviewed Management's Report on Internal Control over Financial Reporting and Ernst & Young's audit of that assessment in connection with Section 404 of the Sarbanes-Oxley Act of 2002.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sun's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Audit Committee and the Board have also recommended to stockholders the appointment of Ernst & Young as Sun's independent auditors for 2005.

Submitted by the Audit Committee:

Milton J. Walters, Chairman
Gregory S. Anderson
Tony M. Astorga
Christian K. Bement
Steven M. Looney

The above report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table and footnotes set forth certain information regarding the beneficial ownership of common stock as of March 31, 2005 by (i) each director, (ii) the Named Executive Officers (as defined below) and (iii) all directors and executive officers of Sun Healthcare Group, Inc. as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(1)

Gregory S. Anderson	12,288	(2)	*
Tony M. Astorga	4,038	(3)	*
Christian K. Bement	6,038	(4)	*
Tracy A. Gregg	27,205	(5)	*
Steven M. Looney	4,038	(3)	*
William A. Mathies	120,766	(6)	*
Richard K. Matros	354,630	(7)	2.3%
Kevin W. Pendergest	55,982	(8)	*
Steven A. Roseman	63,027	(9)	*
Milton J. Walters	17,288	(10)	*
All directors and executive officers as a group (15 persons, including those named above other than Mr. Pendergest and Mr. Roseman)	719,882	(11)	4.6%

*        Less than 1.0%

(1)

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Options exercisable within 60 days of March 31, 2005 are deemed to be currently exercisable. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)

Consists of (i) 10,088 shares that could be purchased pursuant to stock options, (ii) 550 shares held by Mr. Anderson without restriction, and (iii) 1,650 restricted stock units that remain subject to a risk of forfeiture.

(3)

Consists of (i) 1,838 shares that could be purchased pursuant to stock options, (ii) 550 shares held without restriction, and (iii) 1,650 restricted stock units that remain subject to a risk of forfeiture.

(4)	Consists of (i) 1,838 shares that could be purchased pursuant to stock options, (ii) 2,550 shares held without restriction and (iii) 1,650 restricted stock units subject to a risk of forfeiture.

(5)

Consists of (i) 5,432 shares held by Ms. Gregg without restriction, (ii) 17,478 shares that could be purchased pursuant to stock options, and (iii) 2,045 restricted shares and 2,250 restricted stock units that remain subject to a risk of forfeiture.

(6)

Consists of (i) 5,534 shares held by Mr. Mathies without restriction, (ii) 11,640 shares held by the Mathies Family Trust, (iii) 86,990 shares that could be purchased pursuant to stock options, and (iv) 10,227 restricted shares and 6,375 restricted stock units that remain subject to a risk of forfeiture.

(7)

Consists of (i) 151,164 shares held by Mr. Matros without restriction, (ii) 139,975 shares that could be purchased pursuant to stock options and (iii) 45,341 restricted shares and 18,150 restricted stock units that remain subject to a risk of forfeiture.

(8)

Consists of (i) 3,000 shares held by the Pendergest Childrens' Trust of 1991, (ii) 25,022 shares held by Mr. Pendergest without restriction, and (iii) 27,960 shares that could be purchased pursuant to stock options. Mr. Pendergest's stock ownership information is provided as of January 1, 2005, which was Mr. Pendergest's last day of employment with Sun.

(9)

Consists of (i) 12,567 shares held by Mr. Roseman without restriction, and (ii) 50,460 shares that could be purchased pursuant to stock options. Mr. Roseman's stock ownership information is provided as of March 28, 2005, which was Mr. Roseman's last day of employment with Sun.

(10)

Consists of (i) 5,550 shares held by Mr. Walters without restriction, (ii) 10,088 shares that could be purchased pursuant to stock options, and (iii) 1,650 restricted stock units that remain subject to a risk of forfeiture.

(11)

Consists of (i) 189,757 shares held without restriction, (ii) 18,640 shares held in family trusts or by a spouse, (iii) 375,648 shares that could be purchased pursuant to stock options, and (iv) 66,562 restricted shares and 69,275 restricted stock units that remain subject to a risk of forfeiture.

     The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of March 31, 2005 by each person believed by us to be the beneficial owner of more than five percent of our common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(1)
Greenwich Street Capital Partners II, L.P. 500 Campus Drive Suite 220 Florham Park, NJ 07932	1,130,777 (2)	7.4%
Stephen Feinberg c/o Cerberus Partners 299 Park Avenue, 22nd Floor New York, NY 10171	1,102,362 (3)	7.0%

(1)

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2)

Based on information included in a Form 4 filed with the Commission on March 14, 2003 and a Form 13F for the quarter ended December 31, 2004. Consists of shares beneficially held by Greenwich Street Capital Partners II, L.P., GSCP (NJ), L.P., GSCP (NJ), Inc., Greenwich Street Investments II, L.L.C., GSC Recovery II, L.P., GSC Recovery II GP, L.P., GSC Recovery, Inc., GSC Recovery IIA, L.P. and GSC Recovery IIA GP, L.P.

(3)

Based on information included in a Schedule 13G filed with the Commission in February 2004 and a Form 13F for the quarter ended December 31, 2004. Consists of securities held by Cerberus Partners, L.P. of which Mr. Feinberg is the general partner. Includes 314,960 shares that could be purchased pursuant to warrants.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table presents, as of December 31, 2004, compensation plans (including individual compensation arrangements) under which equity securities of Sun Healthcare Group, Inc. are authorized for issuance.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	905,190	$ 8.03	908,301
Equity compensation plans not approved by security holders	-	-	-

Total	905,190	$ 8.03	908,301

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides information concerning employment compensation for services to us and our subsidiaries for the fiscal years shown for those persons (the "Named Executive Officers") who were, during the year ended December 31, 2004, (i) the individuals who served as chief executive officer, and (ii) the other four most highly compensated executive officers.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards($)(3)	Securities Underlying Options(#)	All Other Compensation
Richard K. Matros Chairman of the Board and Chief Executive Officer	2004 2003 2002	$675,000 653,695 650,000	$650,000 812,500 54,166		$ 395,889 - 4,050,000	229,900 - 150,000	$ 2,723 1,922 162	(4)
Kevin W. Pendergest (1) Former Executive Vice President and Chief Financial Officer	2004 2003 2002	452,135 428,134 351,442	437,750 531,250 175,000	(2)	365,046 - -	27,960 - 200,000	1,727,723 1,401 162	(5)
William A. Mathies (1) President of SunBridge Healthcare Corporation	2004 2003 2002	425,539 403,072 326,154	412,000 500,000 -		211,630 - -	127,960 - 100,000	2,723 1,320 162	(6)
Steven A. Roseman (1) Executive Vice President General Counsel and Secretary	2004 2003 2002	290,654 277,606 161,827	283,250 343,750 -		92,729 - -	50,460 - 22,500	2,723 915 162	(7)
Tracy A. Gregg President of SunDance Rehabilitation Corporation	2004 2003 2002	287,798 279,193 275,000	96,240 223,018 96,250		51,229 - -	29,910 - 20,000	2,529 915 162	(8)

(1)

Mr. Pendergest and Mr. Mathies joined Sun in February 2002 and Mr. Roseman joined Sun in May 2002. Sun's employment of Mr. Pendergest and Mr. Roseman terminated on January 1, 2005 and March 28, 2005, respectively.

(2)	We awarded Mr. Pendergest a one-time sign-on bonus when he joined us.

(3)

The amounts shown in this column represent the market value of the shares of our common stock subject to the restricted stock awards ("RSAs") and restricted stock units ("RSUs") awarded to the Named Executive Officers, based on the closing price of our common stock on the date of grant, as follows: Mr. Matros, 20,455 RSAs and 24,200 RSUs in 2004 and 150,000 RSAs in 2002; Mr. Pendergest, 27,273 RSAs and 8,500 RSUs; Mr. Mathies, 13,636 RSAs and 8,500 RSUs; Mr. Roseman, 3,067 RSAs and 8,500 RSUs; and Ms. Gregg, 2,727 RSAs and 3,000 RSUs. On December 31, 2004, the Named Executive Officers held the total number of shares of RSAs and RSUs that have not vested as follows:

	Name	Year-End Restricted Holdings	Year-End Value(a)

	Richard K. Matros	104,655	$963,873
	Kevin W. Pendergest	35,773	$329,469
	William A. Mathies	22,136	$203,873
	Steven A. Roseman	11,567	$106,532
	Tracy A. Gregg	5,727	$ 52,746

	(a)	The year-end value of the shares, as indicated above, was based on the closing price of $9.21 per share of our common stock on December 31, 2004.

Subject to acceleration of vesting in certain circumstances, (i) the RSAs awarded to each of the Named Executive Officers on January 22, 2004 will vest in four equal annual installments from the grant date, (ii) the RSUs awarded to each of the Named Executive Officers on May 19, 2004 will vest in four equal annual installments from the grant date, and (iii) the RSAs awarded to Mr. Matros on February 28, 2002 that has not previously vested will vest in two equal annual installments on the 2005 and 2006 anniversaries of the date of grant. Holders of RSAs have voting and dividend rights with respect to their restricted shares. Holders of RSUs do not have voting or dividend rights, but do have the right to receive dividend equivalent payments with respect to their RSUs.

(4)	Consists of life insurance premiums.

(5)

Consists of (i) severance paid in 2005 in the amount of $1,725,000 pursuant to the terms of Mr. Pendergest's Separation Agreement entered into on November 11, 2004, and (ii) insurance premiums of $2,723.

(6)	Consists of insurance premiums of $2,723.

(7)	Consists of insurance premiums of $2,723.

(8)	Consists of insurance premiums of $2,529.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning individual grants of stock options made to each of the Named Executive Officers during the year ended December 31, 2004:

	Individual Grants
	Number of Securities Underlying	% of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
Name	Options	Year (%)	($/Sh) (1)	Date	5%	10%
Richard K. Matros	79,900	8.7%	$6.85	5/18/11 (2)	$222,812	$519,247
	150,000	16.3	7.71	2/27/09 (3)	319,520	706,055
Kevin W. Pendergest	27,960	3.0	6.85	3/31/05	2,404	4,828
William A. Mathies	27,960	3.0	6.85	5/18/11 (2)	77,970	181,704
	100,000	10.8	7.71	2/27/09 (3)	213,013	470,703
Steven A. Roseman	27,960	3.0	6.85	6/26/05	10,898	22,414
	22,500	2.4	7.71	6/26/05	9,870	20,301
Tracy A. Gregg	9,910	1.1	6.85	5/18/11 (2)	27,635	64,402
	20,000	2.2	7.71	2/27/09 (4)	42,603	94,141

(1)	All options were granted at an exercise price equal to the fair market value of common stock on the option grant date.

(2)	Vests at the rate of 25% on each of May 19, 2005, 2006, 2007 and 2008.

(3)	Vests at the rate 60% on the date of grant and 20% on each of February 28, 2005 and 2006.

(4)	Vests at the rate of 50% on the date of grant and 25% on each of May 22, 2005 and 2006.

(5)

The dollar amounts in these columns represent the potential realizable value of the stock options granted, assuming that the market price of the common stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10% but before taxes associated with exercise. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, in the price of the common stock. No assurance can be given that the price of the common stock will appreciate at these rates or experience any appreciation.

Fiscal Year-End Option Values

     None of the Named Executive Officers exercised any stock options during the year ended December 31, 2004. Set forth in the table below is information concerning the value of stock options held as of December 31, 2004 by each of the Named Executive Officers.

	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options At Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard K. Matros	90,000	139,900	$135,000	$278,564
Kevin W. Pendergest	-0-	27,960	N/A	65,986
William A. Mathies	60,000	67,960	90,000	125,986
Steven A. Roseman	11,250	39,210	16,875	82,861
Tracy A. Gregg	10,000	19,910	15,000	38,388

(1)	The year-end value of the total number of options was calculated by subtracting the exercise price from the fair market value of our closing stock price of $9.21 on December 31, 2004.

Report of The Compensation Committee on Option Repricing

     On May 19, 2004, we initiated a voluntary stock option replacement program for all of our employees who held stock options with an exercise price of $27.00 per share (the "Option Exchange"). The Option Exchange was implemented in order to incentivize, motivate and retain employees by realigning the cash and equity components of Sun's compensation programs, and eliminate significantly out-of the money options. The Compensation Committee approved the Option Exchange after considering various alternatives to address employee retention, compensation incentives and long-term compensation issues. In approving the Option Exchange, the Compensation Committee believed that the disparity between the original exercise prices of the outstanding stock options and the fair market value of Sun's common stock did not provide a meaningful incentive or retention device to Sun's employees holding such stock options. The Compensation Committee therefore decided that offering the Option Exchange was in the best interests of Sun and its stockholders.

     The Option Exchange allowed employees to exchange existing stock options to purchase 660,000 shares, whether vested or unvested, with exercise prices of $27.00 per share in return for new option grants six months and one day after the tendered options were cancelled. On December 3, 2004 Sun granted new options to purchase an aggregate of 430,000 shares of Sun's common stock to replace eligible options that had been tendered and cancelled under the Option Exchange. The exercise price was $7.71 per share for all of the new option grants, equal to the fair market value of common stock as of December 3, 2004, the closing market value on the new grant date. The new options have terms and conditions that are substantially the same as those of the cancelled options, and the replacement options vested to the same extent that the options they replaced would have been vested. No replacement options were granted to any employee whose options were cancelled under the Option Exchange, unless that individual was still employed by Sun on the date of grant of the replacement. The options were granted pursuant to Sun's 2004 Equity Incentive Plan.

     The following table provides certain information concerning all of Sun's executive officers who tendered stock options and received new option grants in connection with the Option Exchange in fiscal 2004.

Name	Title	Exchange or Repricing Date	Number of Securities Underlying Stock Options Exchanged or Repriced	Market Price of Common Stock at Time of Exchange or Repricing	Exercise Price of Stock Options Exchanged or Repriced	New Exercise Price	Remaining Contractual Life of Stock Options Exchanged or Repriced

Richard K. Matros	Chief Executive Officer	12/3/04	150,000	$7.71	$27.00	$7.71	4 yrs., 3 mos.

Steven A. Roseman	EVP and General Counsel	12/3/04	22,500	$7.71	$27.00	$7.71	4 yrs., 6 mos.

William A. Mathies	President - SunBridge	12/3/04	100,000	$7.71	$27.00	$7.71	4 yrs., 3 mos.

Chauncey J. Hunker	Corporate Compliance Officer	12/3/04	22,500	$7.71	$27.00	$7.71	4 yrs., 3 mos.

Mary K. Ousley	EVP - SunBridge	12/3/04	22,500	$7.71	$27.00	$7.71	4 yrs., 3 mos.

Jennifer L. Botter	SVP and Corporate Controller	12/3/04	10,000	$7.71	$27.00	$7.71	4 yrs., 7 mos.

Tracy A. Gregg	President - SunDance	12/3/04	20,000	$7.71	$27.00	$7.71	4 yrs., 3 mos.

Jennifer L. Clarke	President - SunPlus	12/3/04	10,000	$7.71	$27.00	$7.71	4 yrs., 3 mos.

Heidi J. Fisher	SVP Human Resources	12/3/04	22,500	$7.71	$27.00	$7.71	4 yrs., 3 mos.

Submitted by the Compensation Committee:

Milton J. Walters, Chairman
Christian K. Bement
Steven M. Looney

Compensation of Directors

     Our non-employee directors are entitled to receive: (i) an annual fee of $24,000, which is payable in four equal quarterly installments, (ii) $1,750 for each Board of Directors or Committee meeting attended in person, (iii) an additional $500 for each subsequent meeting attended that same day, and (iv) $500 for any meetings attended by telephone. In addition, each Chairperson of a Committee of the Board of Directors is entitled to receive an additional annual fee of $4,000, payable in four equal quarterly installments. Each of the non-employee directors is reimbursed for out-of-pocket expenses for attendance at Board and committee meetings. In addition, as of December 31, 2004, the five non-employee directors have been awarded stock options to purchase an aggregate of 76,750 shares of common stock at an average exercise price of $13.25 per share. Directors who are also executive officers do not receive any fees or additional remuneration to serve on our Board or its Committees.

Employment and Severance Agreements with Named Executive Officers

     We entered into employment agreements with Mr. Matros, Mr. Pendergest, Mr. Mathies and Mr. Roseman in 2002, providing for annual base salaries of $650,000, $425,000, $400,000 and $275,000, respectively. The employment agreements with Mr. Pendergest and Mr. Roseman terminated effective January 1, 2005 and March 28, 2005, respectively. The agreement with Mr. Matros terminates on November 6, 2006; provided, however, that the agreement will automatically be extended for an additional year on November 6, 2005, and on each anniversary thereafter, unless either party provides notice of non-extension at least 90 days prior to such renewal date. The agreement with Mr. Mathies does not have a specified term. In addition to the base salary, Mr. Matros and Mr. Mathies are entitled to annual bonuses for each fiscal year in which we achieve or exceed the following financial performance targets: (i) if 100% to 119% of target earnings before interest, taxes, depreciation and amortization, then 50% of base salary; (ii) 120% to 139% of target earnings before interest, taxes, depreciation and amortization, then 75% of base salary; and (iii) if greater than 140% of target earnings before interest, taxes, depreciation and amortization, then 100% of base salary. Target earnings are set annually by the Compensation Committee of the Board of Directors.

     The employment agreement with Mr. Matros generally provides that in the event of termination of employment by Sun without Good Cause or by Mr. Matros for Good Reason (each as defined in the employment agreements), then he would be entitled to a lump sum severance amount equal to the greater of (i) the base salary owing for the remaining term of the agreement or (ii) two years of base salary, unless the event occurred within two years of a change of control, in which case he would be entitled to three years of base salary. The employment agreement with Mr. Mathies generally provides that in the event of termination of employment by Sun without Good Cause or by Mr. Mathies for Good Reason, then he would be entitled to a lump sum severance payment equal to two years, unless the event occurred within two years of a change of control, in which case he would be entitled to three years of base salary. Additionally, Mr. Mathies would be entitled to the amount of the annual bonus which would have been earned in the year of termination.

     We have entered into a severance agreement with Ms. Gregg pursuant to which she would receive a severance payment in the event of her Involuntary Termination of employment (as defined in the agreement) equal to 12 months of her then-current salary. In addition, she would have the right to participate for a defined period of time in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to her immediately prior to termination.

Report of the Compensation Committee on Executive Compensation

    The purpose of the Compensation Committee of the Board of Directors (the "Committee") is to assure that the executive officers of Sun and its subsidiaries are appropriately and effectively compensated. The Committee, which is comprised entirely of outside, independent directors, reviews and approves salaries and other compensation of Sun's executive officers and various other compensation policies and matters, and administer Sun's stock option plans.

Compensation Objectives and Programs

     Sun intends that its compensation programs for executives should attract and retain quality senior officers, motivate exceptional performance, maintain the highest possible quality of care, align the interests of our executive management with the interests of our stockholders, and inspire teamwork among the executives and loyalty to Sun. During 2004, the executive officers' compensation consisted of: (i) base salary, (ii) annual incentives, (iii) long-term incentives, and (iv) benefits, including retirement programs and perquisites.

Base Salaries

     Sun had employment agreements with five of its executive officers during 2004: Richard K. Matros, Kevin W. Pendergest, William A. Mathies, Steven A. Roseman and Heidi J. Fisher. Each of those officers was paid a base salary in 2004 in accordance with their respective agreements. The Committee reviews base salaries paid to executive officers annually to determine whether adjustments are appropriate after taking into account their individual performances and Sun's performance. With respect to executive officers other than Mr. Matros, the Committee considers the recommendations of management in determining salary adjustments.

Annual Incentives

     Sun believes that appropriately structured incentive bonuses will benefit Sun by motivating executive officers and rewarding them for Sun's success.     For the year ended December 31, 2004, each of Mr. Matros, Mr. Pendergest, Mr. Mathies, and Mr. Roseman were entitled to an annual bonus pursuant to their employment agreements if Sun achieved or exceeded specified financial performance targets that were established by the Committee. If Sun's performance is equal to or greater than 100% but less than 120%, equal to or greater than 120% but less than 140%, or equal to or greater than 140% of the applicable targets, then the executive is eligible to receive a bonus equal to 50%, 75% or 100%, respectively, of his base salary. For fiscal 2004, the Committee established a performance target based on EBITDA, and Sun's actual performance during fiscal 2004 exceeded 140% of that target. Therefore, Sun paid incentive bonuses to Mr. Matros, Mr. Pendergest, Mr. Mathies, and Mr. Roseman equal to 100% of their respective base salaries in March 2005 for performance during fiscal 2004.

     Sun also established incentive bonus programs for the year ended 2004 for its other executive officers. The Committee established EBITDA targets and other performance targets for those officers. If the applicable targets were achieved, the executives were eligible to receive a bonus equal to 25% to 40% of their respective base salaries, depending upon their individual bonus program. Pursuant to these programs, seven officers were paid incentive bonuses in the aggregate amount of $422,064 in March 2005 for performance during fiscal 2004.

Long-Term Incentives

     Sun desires to align the long-term interests of its executive officers and stockholders by creating a direct link between compensation and stockholder return. In connection therewith, the Committee approved awards of an aggregate of 595,190 non-qualified stock option awards, 51,817 restricted stock awards and 62,200 restricted stock units to its executive officers during 2004. The awards vest over a four year period and the officer must be employed by Sun on the date of vesting.

Benefits

     Sun's executives receive the retirement, health and welfare benefits, which are available to all Sun employees. Executives are eligible for participation in Sun's 401(k) Retirement Savings Plan, consistent with annually determined limits for highly compensated employees and Federal contribution limits. Sun did not make any contributions to the 401(k) retirement plan in 2004. Other benefits or perquisites, such as an automobile allowance, may be provided at the discretion of the Chief Executive Officer.

Policy on Deductibility of Executive Compensation

     Under Section 162(m) of the Code, Sun is generally precluded from deducting compensation in excess of $1.0 million per year for its Chief Executive Officer and any of its four highest-paid executive officers, unless the payments are made under qualifying performance-based plans. While it is the Committee's intention to maximize the deductibility of compensation paid to executive officers, deductibility will be only one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation. The Committee intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes to be in the best interests of Sun and its stockholders.

Compensation of Chief Executive Officer

     Mr. Matros, Sun's Chief Executive Officer, was entitled to an annual salary of $650,000 for fiscal 2004 pursuant to his employment agreement dated February 28, 2002. In addition, as described above, Mr. Matros was awarded an incentive bonus for fiscal 2004 in the amount of $650,000 in accordance with his employment agreement. At Mr. Matros' request, his annual salary was not increased in 2004. No decision has been made regarding any potential increase in Mr. Matros' base salary for 2005.

Submitted by the Compensation Committee:

Milton J. Walters, Chairman
Christian K. Bement
Steven M. Looney

The above report of the Compensation Committee and the performance graph that appears below the report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of our Board of Directors currently consists of Milton J. Walters, Christian K. Bement and Steven M. Looney. None of these individuals has ever been an officer or employee of ours. None of our current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

     None.

STOCK PRICE PERFORMANCE GRAPH

     Sun's common stock began trading on April 2, 2002 under the symbol SUHG.OB. On March 10, 2004, Sun's common stock was listed on the NASDAQ National Market under the symbol SUNH.

     The following graph and chart compare the cumulative total stockholder return for the period from April 2, 2002 through December 31, 2004 on an investment of $100 in (i) Sun's common stock, (ii) the Standard & Poor's 500 Stock Index ("S&P 500") and (iii) the CoreData (formerly Media General) Long-Term Care Facilities Index ("Long-Term Care Index"). Cumulative total stockholder return assumes the reinvestment of all dividends. Stock price performances shown in the graph are not necessarily indicative of future price performances.

	4/2/02	12/31/02	12/31/03	12/31/04
Sun Healthcare Group, Inc.	100.00	10.56	53.07	49.13
Long-Term Care Index	100.00	73.48	150.81	166.58
S&P 500 Index	100.00	77.69	99.97	110.85

OTHER MATTERS

Additional Proposals for the 2004 Annual Meeting

     As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof and is voted upon, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act and the rules promulgated thereunder require our directors and executive officers and persons who own more than ten percent of our common stock to report their ownership and changes in their ownership of common stock to the Commission. Copies of the reports must also be furnished to us. Specific due dates for the reports have been established by the Commission and we are required to report any failure of our directors, executive officers and more than ten percent stockholders to file by these dates.

     Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2004 all Section 16(a) filing requirements applicable to our directors, executive officers and greater than ten percent beneficial owners were met, except as follows: (i) each of Ms. Gregg, Mr. Anderson and Mr. Walters and Sanjay Patel and Dr. Vladeck (former directors) filed one late Form 4, and (ii) each of Mr. Astorga, Mr. Bement, Mr. Looney and Mr. Peranton filed a late Form 3 and one late Form 4. Each late Form 4 reported one transaction consisting of the granting of awards under the Corporation's 2004 Equity Incentive Plan.

Annual Report To Stockholders

     Sun is delivering only one annual report and one proxy statement to stockholders who share the same address. 9; A copy of Sun's proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, may be obtained without charge on Sun's website at www.sunh.com or by writing to Investor Relations, Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, or by telephone request to (505) 468-2341. Stockholders sharing an address can contact Sun at the above address and telephone number to request receiving multiple annual reports and proxy statements.

Stockholder Proposals

     Sun anticipates holding its 2006 Annual Meeting of Stockholders on or around May 2006. Proposals of stockholders submitted pursuant to Rule 14a-8 of the Commission for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders must be received by Sun at its principal executive offices at 18831 Von Karman, Suite 400, Irvine, California 92612 on or before December 11, 2005.

     Under Sun's Bylaws, stockholders desiring to nominate persons for election as directors or bring other business before the stockholders at Sun's 2006 Annual Meeting must notify the Secretary of Sun in writing no earlier than January 20, 2006 and no later than February 19, 2006 or the persons appointed as proxies in connection with the 2006 Annual Meeting of Stockholders will have discretionary authority to vote on any such proposal. Stockholders' notices must contain the specific information set forth in the Bylaws. Stockholders will be furnished a copy of Sun's Bylaws without charge upon written request to the Secretary of Sun.

By Order of the Board of Directors

/s/ Michael T. Berg
Michael T. Berg
Assistant Secretary

April 9, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

SUN HEALTHCARE GROUP, INC.

Proof #2

May 19, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To Elect Six Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

- O Gregory S. Anderson
- O Tony M. Astorga
- O Christian K. Bement
- O Steven M. Looney
- O Richard K. Matros
- O Milton J. Walters

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. On the proposal to ratify the intended appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2005.	☐	☐	☐

3. In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE TODAY.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.